Exhibit 99(l)

[LETTERHEAD OF VENABLE LLP]

July 27, 2017

RMR Real Estate Income Fund
Two Newton Place
255 Washington Street

Suite 300
Newton, Massachusetts 02458

Re:                             Registration Statement on Form N-2:

1933 Act File No. 333-218384

1940 Act File No. 811-22260

Ladies and Gentlemen:

We have served as Maryland counsel to RMR Real Estate Income Fund, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Trust”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $100,000,000 (collectively, the “Securities”): (i) common shares of beneficial interest, par value $.001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $.001 per share (the “Preferred Shares”); (iii) Subscription Rights to purchase Common Shares (the “Common Subscription Rights”), (iv) Subscription Rights to purchase Preferred Shares (the “Preferred Subscription Rights”); and (v) Subscription Rights to purchase Common Shares and Preferred Shares (the “Common & Preferred Subscription Rights” and, together with the Common Subscription Rights and Preferred Subscription Rights, the “Subscription Rights”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Trust with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.                                      The Certificate of Trust of the Trust (the “Certificate”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Declaration of Trust of the Trust (the “Declaration of Trust”), certified as of the date hereof by an officer of the Trust;

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July 27, 2017

4.                                      The Bylaws of the Trust (the “Bylaws”), certified as of the date hereof by an officer of the Trust;

5.                                      A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

6.                                      Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Trust (the “Board”) relating to the authorization of the sale and issuance of the Securities, certified as of the date hereof by an officer of the Trust;

7.                                      A certificate executed by an officer of the Trust, dated as of the date hereof; and

8.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3.                                      Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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July 27, 2017

5.                                      The issuance of, and certain terms of, the Securities to be issued by the Trust from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland Statutory Trust Act, the Certificate, the Declaration of Trust, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions; and with respect to any Subscription Rights, a Subscription Rights Certificate evidencing such Subscription Rights (the “Subscription Rights Certificate”) will be duly authorized by all necessary trust action of the Trust and the specific terms of such Subscription Rights will be duly established by the Board, and such Subscription Rights will be duly distributed by the Trust, in accordance with the Certificate, the Declaration of Trust, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions (such approval referred to herein as the “Trust Proceedings”).

6.                                      Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust or Bylaws, as the case may be, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Trust is then authorized to issue under the Declaration of Trust or Bylaws, as the case may be.

7.                                      Any Subscription Rights Certificate will be governed by and construed in accordance with the laws of the State of Maryland.

8.                                      The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article V of the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Trust is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      Upon the completion of all Trust Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

3.                                      Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if

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July 27, 2017

issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.                                      Upon the completion of all Trust Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized, and when issued and paid for in accordance with the applicable Subscription Rights Certificate, the Subscription Rights will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 4 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP